Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED
CONSOLIDATED FINANCIAL DATA

The following Unaudited Pro Forma Combined Condensed Consolidated Statements of Financial Condition as of March 31, 2018 combines the historical Consolidated Statements of Financial Condition of Pacific Premier Bancorp, Inc. (“Pacific Premier”) and the historical Consolidated Balance Sheet of Grandpoint Capital, Inc. (“Grandpoint”) as of such date (i) on an actual historical basis and (ii) assuming the completion of the merger at such date using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements. The unaudited Pro Forma Combined Condensed Consolidated Statements of Financial Condition as of March 31, 2018 gives effect to the completion of Pacific Premier’s acquisition of Grandpoint.

The following Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations for the three months ended March 31, 2018 combine the historical Consolidated Statements of Operations of Pacific Premier and the historical Consolidated Statements of Income of Grandpoint for such period, giving effect to the merger as if the merger had become effective at the beginning of the period presented, using the acquisition method of accounting and giving effect to the pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements. Although pro forma financial information is not a measurement of performance calculated in accordance with GAAP, Pacific Premier and Grandpoint believe that pro forma financial information is important because it gives effect to the merger and the transactions referenced above. The manner in which Pacific Premier and Grandpoint calculate pro forma financial information may differ from similarly titled measures reported by other companies.

The unaudited pro forma combined condensed consolidated financial information included is presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial condition or results of operations that would have occurred if the merger had been completed on the dates or at the beginning of the periods indicated or which may be obtained in the future. The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the respective period’s historical consolidated financial statements and the related notes of Pacific Premier and Grandpoint. The historical consolidated financial statements of Pacific Premier are included in Pacific Premier’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018. The historical consolidated financial statements of Grandpoint are attached as Exhibit 99.2 in Amendment No. 1 to Current Report on Form 8-K/A filed along with this Exhibit 99.3 on July 9, 2018.

The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the opportunities to earn additional revenue and does not include certain assumptions as to cost savings and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during the periods presented.

The unaudited pro forma combined condensed consolidated stockholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Pacific Premier’s common stock or the actual or future results of operations of Pacific Premier for any period. Actual results may be materially different than the pro forma information presented.

	At March 31, 2018
	Historical Pacific Premier	Historical Grandpoint	Pro Forma Adjustments for Grandpoint Acquisition	Footnote Reference	Pro Forma Combined with Grandpoint(1)
	(Dollars in thousands)
Assets
Cash and cash equivalents	$128,996	$248,163	$(46,135)	(2)	$331,024
Interest-bearing time deposits with financial institutions	3,693	1,001	—		4,694
Investment securities (including held to maturity)	887,802	499,098	(2,513)	(3)	1,384,387
Loans held for sale, at lower of cost or fair value	29,034	—	—		29,034
Loans held for investment	6,241,841	2,365,089	(33,327)	(4)	8,573,603
Allowance for loan losses	(30,502)	(18,710)	18,710	(5)	(30,502)
Loans held for investment, net	6,211,339	2,346,379	(14,617)		8,543,101
Premises and equipment	53,146	6,274	1,430	(6)	60,850
Goodwill	493,785	53,323	265,753	(7)	812,861
Intangible assets	40,740	5,480	39,761	(8)	85,981
Other assets	238,281	98,456	(5,656)	(9)	331,081
Total assets	$8,086,816	$3,258,174	$238,023		$11,583,013
Liabilities
Deposits	$6,192,273	$2,414,561	$227	(10)	$8,607,061
Short term borrowings	426,876	475,000	—		901,876
Long term debt	161,837	5,155	(737)	(11)	166,255
Other liabilities	43,922	11,614	—		55,536
Total liabilities	6,824,908	2,906,330	(510)		9,730,728
Stockholders’ equity
Preferred stock	—	—	—		—
Common stock	472	332	(174)	(12)	630
Additional paid in capital	1,065,218	320,949	269,270	(12)	1,655,437
Retained earnings	205,069	32,652	(32,652)	(12)	205,069
Accumulated other comprehensive income	(8,851)	(2,089)	2,089	(12)	(8,851)
Total stockholders’ equity	1,261,908	351,844	238,533		1,852,285
Total liabilities and stockholders’ equity	$8,086,816	$3,258,174	$238,023		$11,583,013

The accompanying Notes are an integral part of the Unaudited Pro Forma Combined Condensed Consolidated Financial Information.

	Three months ended March 31, 2018
	Historical Pacific Premier	Historical Grandpoint	Pro Forma Adjustments for Grandpoint Acquisition	Footnote Reference	Pro Forma Combined with Grandpoint (1)
	(Dollars in thousands, except per share data)
Interest income	$90,827	$32,865	$2,083	(13)	$125,775
Interest expense	9,546	3,861	23	(14)	13,340
Net interest income	81,281	29,004	2,060		112,345
Provision for loan losses	2,253	(5)	—		2,248
Net interest income after provision for loan losses	79,028	29,009	2,060		110,097
Noninterest income	7,666	915	—		8,581
Noninterest expense	49,808	17,900	1,822	(15)	69,530
Income before income tax expense	36,866	12,024	238		49,148
Income tax	8,884	3,331	63		12,278
Net income	$28,002	$8,693	$175		$36,870
Per common share
Net income—basic	$0.61				$0.60
Net income—diluted	0.60				0.59
Weighted average common shares
Basic	45,893,496		15,758,089	(16)	61,651,585
Diluted	46,652,059		15,758,089	(16)	62,410,148

The accompanying Notes are an integral part of the Unaudited Pro Forma Combined Condensed Consolidated Financial Information.

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

Note A—Basis of Presentation

The Unaudited Pro Forma Combined Condensed Consolidated Statements of Financial Condition and explanatory notes as of March 31, 2018 combines the historical Consolidated Statement of Financial Condition of Pacific Premier and the historical Consolidated Balance Sheet of Grandpoint as of such date (i) on an actual historical basis and (ii) assuming the completion of the merger at such date, using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements. The Unaudited Pro Forma Combined Condensed Consolidated Statements of Financial Condition as of March 31, 2018 gives effect to the completion of Pacific Premier’s acquisition of Grandpoint.

The Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations and explanatory notes for the three months ended March 31, 2018 combine the historical Consolidated Statements of Operations of Pacific Premier and the historical Consolidated Statements of Income of Grandpoint for such period, giving effect to the merger as if the merger had become effective at the beginning of the period presented, using the acquisition method of accounting and giving effect to the pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

Since the merger is recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to Pacific Premier’s balance sheet. In addition, certain anticipated costs associated with the merger such as professional fees, legal fees and conversion-related expenditures are not reflected in the pro forma statements of operations.

While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for credit losses and the allowance for credit losses, for purposes of the Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations for the three months ended March 31, 2018, Pacific Premier assumed no adjustments to the historical amounts of Grandpoint’s provisions for credit losses. If such adjustments were estimated, there could be an increase or a reduction to the historical amounts of Grandpoint’s provisions for credit losses presented. In addition, the fair value of the loan portfolio is not necessarily reflective of the allowance for loan losses calculated under the probable incurred loss model, as the fair value also takes into account an interest and liquidity component.

Note B—Accounting Policies and Financial Statement Classifications

The accounting policies of Grandpoint are in the process of being reviewed in detail by Pacific Premier. Upon completion of such review, conforming adjustments or financial statement reclassifications may be determined.

Note C—Merger and Acquisition Integration Costs

In connection with the merger, the plan to integrate Pacific Premier’s and Grandpoint’s operations has yet to be fully executed. The actual actions of this plan will continue to be refined and implemented over the next several months, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where they may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, and selling or otherwise disposing of certain furniture and equipment. Pacific Premier also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. There are costs associated with these actions, and upon execution, the costs will be recorded based on the nature of the actual cost and in the period incurred.

Note D—Estimated Annual Cost Savings

Pacific Premier expects to realize cost savings following the merger. These cost savings are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note E—Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

(1)                                 The pro forma data in this column presents the unaudited financial data for Pacific Premier on a pro forma combined basis reflecting the consummation of the merger with Grandpoint, as applicable, if the merger had taken place as of the date indicated, or at the beginning of the period indicated, after giving effect to the pro forma adjustments described in the other footnotes to this table.

(2)                                 Adjustment includes: (a) $10.8 million for estimated seller transactions costs and (b) $28.0 million to holders of Grandpoint options, (c) $6.6 million of tax benefits related to the cash out of Grandpoint options and RSUs and (d) $13.9 million for estimated buyer transaction expenses.

(3)                                 Estimated fair market value adjustment for investment securities.

(4)                                 Adjustment made to reflect the preliminary, estimated market value of loans, which includes an estimate of lifetime credit losses, as well as an interest rate and liquidity component. Loans include net deferred costs and unearned discounts.

(5)                                 Purchase accounting reversal of allowance for loan losses, which is not carried over under ASC 805, Business Combinations.

(6)                                 Estimated fair market value adjustment for property and leases.

(7)                                 Represents the recognition of goodwill resulting from the difference between the consideration paid to Grandpoint shareholders less the net fair value of the acquired assets and assumed liabilities. Goodwill can be summarized as follows (dollars in thousands, except share and per share data):

Grandpoint
March 31, 2018
Pacific Premier shares issued to shareholders, net of fractional shares	15,758,089
Pacific Premier issue price per share	$38.15
Value of stock consideration paid to shareholders	$601,171
Value in-the-money from options	28,046
Total pro forma aggregate merger consideration paid	$629,217
Carrying value of net assets	351,844
Fair value adjustment to assets and liabilities:
Securities	(2,513)
Loans held for investment	(33,327)
Allowance for loan loss	18,710
Loans, net	(14,617)
Premises and equipment	1,430
Core deposit intangible	39,761

Grandpoint
March 31, 2018
Deferred tax effect of adjustments, excluding transactions costs	(4,906)
Other assets	(750)
Deposits	(227)
Short term borrowings	—
Long term debt	737
Other liabilities	—
Total fair value adjustments	18,915
Fair value of net assets acquired	370,759
Add: Capitalized merger-related expense	13,928
Less: Cash out of options/RSUs tax benefit	6,633
Pro forma goodwill	$265,753

(8)                                 Purchase accounting adjustment in recognition of the fair value of core deposit intangible assets, which is assumed to be 2.15% of core deposits for Grandpoint.

(9)                                 Deferred tax asset created from transaction expenses and fair market value adjustments.

(10)                          Fair market value adjustment for time deposits.

(11)                          Estimated fair market value adjustment for borrowings.

(12)                          Purchase accounting reversal of common equity accounts, and adjustments to additional paid in capital includes consideration paid, transaction costs, fair market value adjustments, tax adjustments and goodwill created.

(13)                          The amortization/accretion of fair value adjustments related to loans over the estimated lives of the related asset, which approximates 48 months.

(14)                          The amortization/accretion of fair value adjustments related to deposits and long term debt are recognized over 48 months, based on sum of year digits accelerated method, and 60 months straight lined, respectively.

(15)                          Adjustment includes amortization of core deposit intangibles over a ten-year life, based on sum of year digits accelerated method, and fixed asset accretion straight lined over 24 months.

(16)                          Adjustment reflects the elimination of the acquired entity’s weighted average shares outstanding, offset by the issuance of common stock by acquirer for each outstanding share of acquired entity’s common stock to be issued in connection with the merger.

UNAUDITED COMPARATIVE PER SHARE DATA

The following table sets forth certain historical, pro forma and pro forma equivalent per share financial information for the Pacific Premier common stock and the Grandpoint common stock. The pro forma and pro forma equivalent per share information for the three months ended March 31, 2018 gives effect to the merger as if the transaction had been effective on the last date of the period, in the case of book value data, and as if the transaction had been effective on the first day of the period, in the case of income and dividend data. The pro forma information in the below table assumes that the merger is accounted for under the acquisition method of accounting. The information in the following table is based on, and should be read together with, (i) the historical consolidated financial statements of Pacific Premier are included in Pacific Premier’s Quarterly Report on Form 10-Q for the

three months ended March 31, 2018. The historical consolidated financial statements of Grandpoint are attached as Exhibit 99.2 in Amendment No. 1 to Current Report on Form 8-K/A filed along with this Exhibit 99.3 on July 9, 2018.

At or For the Three Months Ended March 31, 2018
Net Income Per Common Share(1):
Historical Pacific Premier
Basic	$0.61
Diluted	0.60
Historical Grandpoint
Basic	0.26
Diluted	0.25
Pro Forma for Grandpoint Acquisition(1)
Basic	0.60
Diluted	0.59
Equivalent pro forma for Grandpoint Acquisition(1)(2)
Basic	0.28
Diluted	0.28
Dividends Declared Per Common Share(3):
Historical Pacific Premier	—
Historical Grandpoint	0.15
Equivalent pro forma for Grandpoint Acquisition	—
Book Value Per Common Share (at period end):
Historical Pacific Premier	27.12
Historical Grandpoint	10.61
Pro Forma for Grandpoint Acquisition	29.82
Equivalent pro forma for Grandpoint Acquisition(2)	14.17

(1)                                 Pro forma shares are calculated by adding together the historical shares reported by Pacific Premier and historical shares reported by Grandpoint, adjusted for the estimated purchase accounting adjustments to be recorded in connection with the Grandpoint acquisition to equate to an estimated 15,758,089 of Pacific Premier shares to be issued in connection with the Grandpoint acquisition based on the terms of the merger agreement.

(2)                                 The equivalent pro forma per share data combined for Grandpoint is computed by multiplying the pro forma combined amounts by the exchange ratio of 0.4750.

(3)                                 Pacific Premier has not paid dividends on its common stock, therefore the equivalent pro forma cash dividends per common share is zero.